Exhibit 1.2



      Amendment No. 1, dated January 25, 2005, to Selling Agency Agreement
             Between IDACORP, Inc. and Wachovia Capital Markets, LLC
                  (formerly known as Wachovia Securities, Inc.)



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                                 AMENDMENT NO. 1

                          DATED AS OF JANUARY 25, 2005

                                       TO

                                  IDACORP, INC.

                           MEDIUM-TERM NOTES, SERIES A
                       DUE FROM NINE MONTHS TO FORTY YEARS
                               FROM DATE OF ISSUE

                            SELLING AGENCY AGREEMENT

                                 BY AND BETWEEN

                                  IDACORP, INC.

                                       AND

                          WACHOVIA CAPITAL MARKETS, LLC
                  (FORMERLY KNOWN AS WACHOVIA SECURITIES, INC.)

                             DATED NOVEMBER 12, 2002



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                AMENDMENT NO. 1, DATED AS OF JANUARY 25, 2005, TO
       IDACORP, INC. MEDIUM-TERM NOTES, SERIES A, DUE FROM NINE MONTHS TO
            FORTY YEARS FROM DATE OF ISSUE, SELLING AGENCY AGREEMENT
         BY AND BETWEEN IDACORP, INC. AND WACHOVIA CAPITAL MARKETS, LLC
                  (FORMERLY KNOWN AS WACHOVIA SECURITIES, INC.)
                             DATED NOVEMBER 12, 2002

     WHEREAS, IDACORP, Inc., an Idaho corporation (the "Company"), and Wachovia Capital Markets, LLC (formerly known as Wachovia Securities, Inc.) ("Wachovia") desire to amend the Selling Agency Agreement, dated November 12, 2002, by and between the Company and Wachovia (the "Selling Agency Agreement") so as to eliminate the reporting requirements with respect to the filing with the Securities and Exchange Commission of a Current Report on Form 8-K;

     NOW THEREFORE, the Company and Wachovia hereby amend the Selling Agency Agreement as follows:

     Section 4(i) of the Selling Agency Agreement is hereby amended to read:

          "Each time the Company files with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q or a material amendment or supplement thereto, each time that the Company requests you to solicit offers to purchase the Notes and each time that a Terms Agreement is executed and delivered, the Company will deliver or cause to be delivered promptly to you a certificate of the Company, in form reasonably satisfactory to you, signed by the Chief Executive Officer or the President or the principal financial or accounting officer of the Company, dated the date of delivery of such certificate, of the same tenor as the certificate referred to in Section 5(d) but modified to relate to the Registration Statement and the Prospectus as amended or supplemented at the time of delivery of such certificate."

     Section 4(j) of the Selling Agency Agreement is hereby amended to read:

          "Each time the Company files with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q or a material amendment or supplement thereto, each time that the Company requests you to solicit offers to purchase the Notes and each time that a Terms Agreement is executed and delivered, the Company will furnish or cause to be furnished promptly to you a written opinion of counsel for the Company, in form reasonably satisfactory to you, dated the date of delivery of such opinion, of the same tenor as the opinion referred to in Section 5(b) but modified to relate to the Registration Statement and the Prospectus as amended or supplemented at the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the


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     Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement)."

     Section 4(k) of the Selling Agency Agreement is hereby amended to read:

          "Each time that the Company files with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q or a material amendment or supplement thereto, each time that the Company requests you to solicit offers to purchase the Notes and each time that a Terms Agreement is executed and delivered, the Company shall cause its independent public accountants promptly to furnish you a letter, dated five business days after the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to you, of the same tenor as the letter referred to in Section 5(e) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; provided, however, that, if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Company's independent public accountants may limit the scope of such letter, which shall be satisfactory in form to you, to the unaudited financial statements, the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in your reasonable judgment, such letter should cover other information or changes in specified financial statement line items."

     Section 5(d) of the Selling Agency Agreement is hereby amended to read:

          "The Company shall have furnished to the Agent a certificate of the Company, signed by the Chief Executive Officer or the President or the principal financial or accounting officer of the Company, dated the Execution Time, to the effect that:

     (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agent to solicit offers to purchase the Notes;

     (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and


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     (iii) since the date of the most recent audited financial statements included in or incorporated by reference in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries considered as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus."

     Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to Wachovia, will be mailed, delivered or telegraphed and confirmed to Wachovia at the address specified in Schedule I to the Selling Agency Agreement; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to the Company at 1221 W. Idaho Street, Boise, Idaho 83702-5627, attention of the Secretary.

     Successors. This Amendment No. 1 to the Selling Agency Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the controlling persons referred to in Section 7 of the Selling Agency Agreement and no other person will have any right or obligation hereunder.

     Applicable Law. This Amendment No. 1 to the Selling Agency Agreement will be governed by and construed in accordance with the laws of the State of New York.

     Agreement to Remain in Full Force. All of the terms of the Selling Agency Agreement, as amended hereby, shall remain and continue in full force and effect and are hereby confirmed, as so amended, in all respects.

     Counterparts. This Amendment No. 1 to the Selling Agency Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.


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      IN WITNESS WHEREOF, IDACORP, Inc. and Wachovia Capital Markets, LLC
have caused this Amendment No. 1 to the Selling Agency Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.



                              WACHOVIA CAPITAL MARKETS, LLC.

                              By:   /s/ Amy Kabatznick
                                    ------------------------------------------
                              Name:  Amy Kabatznick
                              Title: Managing Director

                                  IDACORP, INC.

                              By:   /s/ Darrel T. Anderson
                                    ------------------------------------------
                              Name:  Darrel T. Anderson
                              Title: Senior Vice President -
                                     Administrative Services and
                                     Chief Financial Officer




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